Exhibit 10.1

LEASE AGREEMENT BETWEEN

SFI I, LLC,

AS LANDLORD, AND

OMTOOL, LTD.,

AS TENANT

DATED JANUARY 6, 2006

SIX RIVERSIDE DRIVE

ANDOVER, MASSACHUSETTS

BASIC LEASE INFORMATION

Lease Date:	January 6, 2006

Landlord:	SFI I, LLC, a Delaware limited liability company

Tenant:	OMTOOL, LTD., a Delaware corporation

Premises:

That certain space containing approximately forty-four thousand forty-eight (44,048) rentable square feet and comprising a portion of the first (1st) floor and the entire second (2nd) floor of the office building commonly known as 6 Riverside Drive, Andover, Massachusetts (the “Building”).  The Premises are outlined on the plan attached to the Lease as Exhibit A (the “Premises”).  The land on which the Building is located (the “Land”) is described on Exhibit B.  The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

Term:

Approximately one hundred twenty (120) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the one hundred twentieth (120th) full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, or (b) May 21, 2006.

Basic Rent	Basic Rent shall be the following amounts for the following periods of time:

Lease Month	Annualized per RSF	Monthly Basic Rent
1-6	$8.60	$31,567.73
	(Abated, subject to Section 26(a)	(Abated, subject to Section 26(a)
7 - 36	$8.60	$31,567.73
37-60	$9.10	$33,403.07
61-84	$10.10	$37,073.73
85-120	$11.10	$40,744.40

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:	$31,567.73

Rent:	Basic Rent, Tenant’s Proportionate Share of Taxes, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use.

Tenant’s Proportionate Share:

57.17%, which is the percentage obtained by dividing (a) the number of  rentable square feet in the Premises as stated above by (b) the 77,048 rentable square feet in the Project.  Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Project set forth above is conclusive and shall be binding upon them.

i

Expense Stop:	Not applicable.

Base Tax Year:	Not applicable.

Initial Liability Insurance Amount:	$3,000,000.00

Tenant’s Address:	Prior to Commencement Date: 8A Industrial Way Salem, NH 03079 Attention: Daniel A. Coccoluto Telephone: 603-898-8900 Telecopy: 603-890-1986	Following Commencement Date: AT THE PREMISES Attention: Daniel A. Coccoluto Telephone: Telecopy:

Landlord’s Address:	For All Notices: SFI I, LLC c/o iStar Financial Inc. 3480 Preston Ridge Road, Ste 575 Alpharetta, GA 30005 Attention: Kristen L. Vance Telephone: 678-339-2004 Telecopy: 678-249-1204	With a copy to: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 Attention: Christina Braisted Rogers Telephone: 404-881-7654 Telecopy: 404-881-7777

Send Rental Payments to:	SFI I, LLC Bank of America – SFI I, LLC P.O. Box 402760 Atlanta, GA 30384-2760

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above.  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	SFI I, LLC, a Delaware limited liability company

By: iSTAR FINANCIAL, INC., a Maryland corporation

	By:	/s/ Kristen Vance
		Name:	Kristen Vance
		Title:	Vice President

TENANT:	OMTOOL, LTD., a Delaware corporation

	By:	/s/ Daniel A. Coccoluto
		Name:	Daniel A. Coccoluto
		Title:	Chief Financial Officer

(b)	Abandonment	13
(c)	Estoppel	13
(d)	Insurance	13
(e)	Mechanic’s Liens	13
(f)	Other Defaults	13
(g)	Insolvency	13
18.	Remedies	14
(a)	Termination of Lease	14
(b)	Termination of Possession	14
(c)	Perform Acts on Behalf of Tenant	14
(d)	Alteration of Locks	14
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies	14
(a)	Payment by Tenant	14
(b)	No Waiver	15
(c)	Cumulative Remedies	15
20.	Intentionally Omitted	15
21.	Surrender of Premises	15
22.	Holding Over	15
23.	Certain Rights Reserved by Landlord	16
(a)	Building Operations	16
(b)	Security	16
(c)	Prospective Purchasers and Lenders	16
(d)	Prospective Tenants	16
24.	Intentionally Omitted	16
25.	Miscellaneous	16
(a)	Landlord Transfer	16
(b)	Landlord’s Liability	16
(c)	Force Majeure	16
(d)	Brokerage	16
(e)	Estoppel Certificates	17
(f)	Notices	17
(g)	Separability	17
(h)	Amendments; Binding Effect	17
(i)	Quiet Enjoyment	17
(j)	No Merger	17
(k)	No Offer	17
(l)	Entire Agreement	17
(m)	Waiver of Jury Trial	18
(n)	Governing Law	18
(o)	Recording	18
(p)	Joint and Several Liability	18
(q)	Financial Reports	18
(r)	Landlord’s Fees	18
(s)	Telecommunications	18
(t)	Confidentiality	19
(u)	Authority	19
(v)	Hazardous Materials	19
(w)	List of Exhibits	19
26.	Other Provisions	19
(a)	Rent Abatement	19
(b)	Right of First Offer	20
(c)	Back- Up Generator	20
(d)	Tenant’s Access	21
(e)	Americans with Disabilities Act	21
(f)	Landlord Default	21

v

LIST OF DEFINED TERMS

Page No.

Additional Rent	2
Affiliate	1
Approval Criteria	2
Architect	1
Base Tax Year	ii
Basic Lease Information	1
Basic Rent	i
Building’s Structure	1
Building’s Systems	1
Casualty	12
Commencement Date	i
Completed Application for Payment	3
Construction Allowance	3
Damage Notice	12
Default Rate	3
Disabilities Acts	6, 21
Effective Termination Date	1
Estimated Delivery Date	1
Event of Default	13
Expense Stop	ii
GAAP	9
Hazardous Materials	19
HVAC	4
Initial Appraiser	1
Initial Liability Insurance Amount	ii
Land	i
Landlord	1
Landlord’s Mortgagee	10
Law	1
Laws	1
Lease	1
Lease Month	i
Loss	10
Manager	1
Mortgage	10
Operating Costs	2
Operating Costs and Tax Statement	3
Permitted Transfer	8
Permitted Transferee	8
Permitted Use	i
Premises	i
Primary Lease	10
Project	i
Rent	i
Repair Period	12
Security Deposit	i
Space Plans	1
Space Plans Delivery Deadline	1
Substantial Completion	3
Substantially Completed	3
Taking	11
Tangible Net Worth	9

Taxes	3
Telecommunications Services	18
Tenant	1
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	i
Term	i
Total Construction Costs	3
Transfer	7
Work	2
Working Drawings	2
Working Drawings Delivery Deadline	1

LEASE

This Lease Agreement (this “Lease”) is entered into as of January 6, 2006, between SFI I, LLC, a Delaware limited liability company (“Landlord”), and OMTOOL, LTD., a Delaware corporation (“Tenant”).

1.                                      Definitions and Basic Provisions.  The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.  Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

2.                                      Lease Grant.  Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3.                                      Tender of Possession.  Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about January 3, 2006 (the “Estimated Delivery Date”), free and clear of any occupancy rights of third parties.  If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then, provided Landlord uses diligent good faith efforts to tender possession of the Premises in such condition as soon thereafter as is practicable, (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any.  Within ten days after request by Landlord, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.  This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord, and Tenant has only a usufruct which is not subject to levy or sale.  Landlord discloses to Tenant, and Tenant acknowledges, that Landlord is the owner of record of the Building and of the Premises and that iStar Real Estate Services (the “Manager”) is authorized to manage the Building and the Premises on behalf of Landlord.  The address of Landlord and the address of the Manager is set forth in the Basic Lease Information.  Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent and Taxes (each as defined herein).  In the event the Premises have been vacated by the prior tenant prior to the Estimated Delivery Date, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Premises prior to the Estimated Delivery Date in order to perform the Work pursuant to the Work Letter attached hereto as Exhibit D and otherwise prepare the Premises for occupancy.

4.                                      Rent.

(a)                                  Payment.  Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes.  The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Basic Rent, adjusted as herein provided, shall be payable monthly in advance.  Basic Rent shall be payable on the first day of each month beginning on the first day of the seventh full calendar month of the Term.  The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month and shall be due on the Commencement Date.  Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated.  Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b)                                 Operating Costs; Taxes.

(1)                                  Tenant shall pay to Landlord as additional rent (“Additional Rent”) Tenant’s Proportionate Share of the annual Operating Costs (defined below).  Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term.  During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein.  From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2)                                  The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Project’s tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Project; and (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance).

Operating Costs shall not include costs for (i) capital improvements made to the Project, other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (x) management fees (whether or not paid to subsidiaries or affiliates of Landlord) to the extent in excess of competitive rates; (xi) costs attributable to obtaining or retaining tenants, including, advertising expenses, improvement costs, brokerage commissions, engineering fees, architectural fees and attorneys’ fees; (xii) reserves for anticipated future expenses; (xiii) the cost of any work or service performed for any tenant (including Tenant) at such tenant’s cost; (xiv) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord; (xv) advertising, marketing or promotional expenditures; (xvi) costs or expenses which Tenant proves are the result of the gross negligence or willful misconduct of Landlord, its agents or employees; (xvii) costs, fines and penalties incurred to the extent due to violations by Landlord or other tenants of the Building of applicable governmental laws, rules or regulations in force and effect as of the date of this Lease; (xviii) costs of title insurance, automobile insurance, or key man insurance;  and (xix) wages, salaries and fringe benefits of executive personnel, officers, executives and employees of Landlord above the level of Building manager (regardless of the title of such individual).  Increases in controllable Operating Expenses charged to Tenant hereunder shall be capped at five percent (5%) annually.

(3)                                  Tenant shall also pay Tenant’s Proportionate Share of Taxes for each year and partial year falling within the Term.  Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs.  “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof).  Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project.  For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.

(4)                                  Intentionally Deleted.

(5)                                  By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, and of the Taxes for the previous year (the “Operating Costs and Tax Statement”).  If Tenant’s estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant’s share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant’s share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall, within not more than fifteen (15) business days, pay Landlord such deficiency.

(6)                                  Notwithstanding the foregoing, Tenant shall be responsible for reimbursing Landlord for one hundred percent (100%) of the cost of any services provided by Landlord that benefit the Leased Premises exclusively.

5.                                      Delinquent Payment; Handling Charges.  All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.  In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.  Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6.                                      Security Deposit.  Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease.  The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein).  Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the expiration of the Term and Tenant’s surrender of the Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations.  The Security Deposit may be commingled with other funds, and no interest shall be paid thereon.  If Landlord transfers its interest in the Premises, then Landlord shall assign the Security Deposit to the transferee and, upon assumption by such transferee of Landlord’s obligations under the Lease, Landlord thereafter shall have no further liability for the return of the Security Deposit.

7.                                      Landlord’s Obligations.

(a)                                  Services.  Landlord shall use all reasonable efforts to furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage.  Landlord shall, at Landlord’s expense and as part of the Work to be performed pursuant to the Work Letter attached hereto as Exhibit D, submeter the electricity usage of the Premises and after such submetering, invoice Tenant directly for its electrical usage.  Tenant shall pay the costs of any electricity usage at the Premises within 30 days after Landlord has delivered to Tenant an invoice therefor.  Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party.

(b)                                 Excess Utility Use.  Landlord shall not be required to furnish electrical current  for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage.  If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor.  Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense.  Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld.  Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion.  The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises.  Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.  If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

(c)                                  Restoration of Services; Abatement.  Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder.  If, however, Tenant is prevented from using the Premises because of the unavailability of any such service for a period of 20 consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 20-day period) that Tenant is so prevented from using the Premises.

8.                                      Improvements; Alterations; Repairs; Maintenance.

(a)                                  Improvements; Alterations.  Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a).  No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building’s common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building.  Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion.  All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(b)                                 Repairs; Maintenance.  Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises.  Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises, subject, however to reasonable wear and tear and damage by casualty and eminent domain.  Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party.  If Tenant fails to make such repairs or replacements within 30 days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost.  If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage.  The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.  To the extent that Tenant or its agents or employees discover any water leakage, water damage, or mold in or about the Premises or Building, Tenant shall promptly notify Landlord thereof in writing.

(c)                                  Performance of Work.  All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord.  Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require.  Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws.  All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s

Systems).  All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work.  All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.

(d)                                 Mechanic’s Liens.  All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith.  Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.  Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships).  Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.  Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.  Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party.  This indemnity provision shall survive termination or expiration of this Lease.

(e)                                  Landlord’s Maintenance Obligations.  Except as provided in Sections 8(b) and 8(c) above, Landlord shall maintain and repair the Building’s Structure and Building’s Systems, the parking areas, and other common areas of the Building, including driveways, alleys, landscape and grounds surrounding the Building (including snow removal) in a neat and clean, first-class condition consistent with other similar class buildings in the market area in which the Building is located throughout the Term.  All costs in performing the work described in the foregoing sentence shall be included in Operating Costs as set forth in Section 4(b).  Notwithstanding anything to the contrary contained herein, Landlord shall, in its sole and absolute discretion, determine the appropriate remedial action required of it to satisfy its maintenance obligations hereunder (e.g., Landlord shall, in its sole discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action). Except as provided in Section 15 and Section 7(c), there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building.

9.                                      Use.  Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises.  The population density within the Premises as a whole shall at no time exceed one person for each 200 rentable square feet in the Premises.  Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not generally conducting business from the Premises after normal business hours.  Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the

Permitted Use or as a result of any alterations or additions made by or on behalf of Tenant or a Tenant Party  (which risk and responsibility shall be borne by Tenant).  The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws).  Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use.  If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights.  Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

10.                               Assignment and Subletting.

(a)                                  Transfers.  Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through 10(a)(6) being a “Transfer”).

(b)                                 Consent Standards.  Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building, and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.  Further, Landlord shall not unreasonably withhold its consent to any collateral assignment of this Lease in connection with any leasehold financing by Tenant, so long as Tenant’s lender agrees in writing that upon any succession to Tenant’s interest under this Lease, it shall be bound by all of the terms of this Lease, including, without limitation, the Permitted Use, Section 9, and this Section 10.  Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c)                                  Request for Consent.  If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.  Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d)                                 Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer.  No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.  Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.  Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)                                  Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.  Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e).  The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)                                    Cancellation.  Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective; provided, however, if Landlord notifies Tenant that Landlord elects to exercise this recapture right, Tenant may, within five (5) business days of its receipt of Landlord’s notice, notify Landlord that Tenant withdraws its request to sublease or assign, in which case Tenant shall continue to lease all of the Premises, subject to the terms of this Lease and Landlord’s recapture notice shall be null and void.  If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer.  Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g)                                 Additional Compensation.  Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the actual out of pocket costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions and tenant finish work), with such costs to be amortized on a straight line basis over the term of the Transfer in question, over (2) the Rent allocable to the portion of the Premises covered thereby.

(h)                                 Permitted Transfers.  Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1)                                  an Affiliate of Tenant;

(2)                                  any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3)                                  any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building.  No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11.                               Insurance; Waivers; Subrogation; Indemnity.

(a)                                  Tenant’s Insurance.  Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Landlord’s asset management company against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (E) worker’s compensation insurance, and (F) business interruption insurance.  Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy.  Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies.  All such insurance policies shall be in form, and issued by companies reasonably satisfactory to Landlord.  If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

(b)                                 Landlord’s Insurance.  Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies:  (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary.  The cost of all insurance carried by Landlord with respect to the Building shall be included in Operating Costs.  The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)                                  No Subrogation.  Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below).  Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d)                                 Indemnity.  Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) arising from (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”), arising from any occurrence on the Premises or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment or (2) Tenant’s failure to perform its obligations under this Lease, in each case even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents.  This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant.  Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any Loss arising from any occurrence in the Building’s common areas, even though caused or alleged to be caused by the negligence or fault of Tenant or its agents (other than a Loss arising from the sole or gross negligence of Tenant or its agents or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Tenant or its agents.  This indemnity is intended to indemnify Tenant and its agents against the consequences of their own negligence or fault as provided above when Tenant or its agents are jointly, comparatively, contributively, or concurrently negligent with Landlord.  The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease.  If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12.                               Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)                                  Subordination.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”).  Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing.  The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

(b)                                 Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.  Landlord agrees to use its commercially reasonable efforts to obtain from any such Landlord’s Mortgagee a non-disturbance agreement in favor of Tenant (a “Non-Disturbance Agreement”) providing that so long as there exists no Event of Default, Landlord’s Mortgagee shall not interfere with, hinder or reduce Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease.

(c)                                  Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)                                 Landlord’s Mortgagee’s Protection Provisions.  If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event.  Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building.  Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.                               Rules and Regulations.  Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C.  Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner.  Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.                               Condemnation.

(a)                                  Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)                                 Partial Taking - Tenant’s Rights.  If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)                                  Partial Taking - Landlord’s Rights.  If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d)                                 Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15.                               Fire or Other Casualty.

(a)                                  Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)                                 Tenant’s Rights.  If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 210 days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c)                                  Landlord’s Rights.  If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d)                                 Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.  If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e)                                  Abatement of Rent.  If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party negligently or willfully caused such damage, in which case, Tenant shall continue to pay Rent without abatement until such time as Landlord has collected sufficient insurance proceeds to compensate Landlord for loss of Tenant’s Rent during such repair period, at which point previously collected Rent reimbursed to Landlord by such insurance proceeds shall be refunded to Tenant, and thereafter Tenant’s Rent shall abate as provided herein to the extent of the insurance proceeds received by Landlord.

16.                               Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17.                               Events of Default.  Each of the following occurrences shall be an “Event of Default”:

(a)                                  Payment Default.  Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

(b)                                 Abandonment.  Tenant (1) abandons or vacates the Premises or any substantial portion thereof; provided, however, Tenant shall not be deemed to have abandoned the Premises merely by discontinuing its business operations at the Premises, provided Tenant maintains sufficient security measures to discourage vandalism, and Tenant otherwise complies with Tenant’s obligations hereunder;

(c)                                  Estoppel.  Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

(d)                                 Insurance.  Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e)                                  Mechanic’s Liens.  Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f)                                    Other Defaults.  Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof (in the case of a default which cannot with due diligence be cured within a period of 30 days, Tenant shall have such additional time, but in no event to exceed 90 days in the aggregate, to cure same as may reasonably be necessary, provided Tenant commences curing such default within the 30-day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after delivery of said notice); and

(g)                                 Insolvency.  The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18.                               Remedies.  Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)                                  Termination of Lease.  Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southeast Edition, in its listing of “Money Rates” minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b)                                 Termination of Possession.  Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises.  If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby.  Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b).  If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c)                                  Perform Acts on Behalf of Tenant.  Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any actual expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and reasonable legal expenses), plus interest thereon at the Default Rate; or

(d)                                 Alteration of Locks.  Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19.                               Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)                                  Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.  To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b)                                 No Waiver.  Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term.  Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)                                  Cumulative Remedies.  Any and all remedies set forth in this Lease:  (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20.                               Intentionally Omitted.

21.                               Surrender of Premises.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises.  Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal).  Additionally, at Landlord’s option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed.  With respect to alterations or improvements to the Premises made by Tenant pursuant to Section 8, at Tenant’s request, Landlord shall specify, at the time it consents to such alteration or improvement, whether Tenant will be required to remove such alteration or improvement at the expiration of the Term.  Tenant hereby agrees that if instructed by Landlord in writing prior to the end of the Term, Tenant shall remove, at its sole cost and expense, all cabling installed in the Premises or Building by or on behalf of Tenant.  Tenant shall repair all damage caused by such removal.  All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20.  The provisions of this Section 21 shall survive the end of the Term.

22.                               Holding Over.  If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 200% of the Basic Rent payable during the last month of the Term, or (2) 125% of the prevailing rental rate in the Building for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.  The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.                               Certain Rights Reserved by Landlord.  Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a)                                  Building Operations.  To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)                                 Security.  To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c)                                  Prospective Purchasers and Lenders.  To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d)                                 Prospective Tenants.  At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24.                               Intentionally Omitted.

25.                               Miscellaneous.

(a)                                  Landlord Transfer.  Landlord may transfer any portion of the Building and any of its rights under this Lease.  If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b)                                 Landlord’s Liability.  The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

(c)                                  Force Majeure.  Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d)                                 Brokerage.  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CB Richard Ellis – New England, representative of Landlord, and Stubblebine Company, representative of Tenant, whose commission(s) shall be paid by Landlord pursuant to a separate written agreement(s).  Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e)               Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect, (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord, (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance, (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges, and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts. From time to time, but no more than twice during the Term, at Tenant’s request, Landlord shall furnish to Tenant a certificate signed by Landlord, confirming that (1) this Lease is in full force and effect, except as otherwise specified by Landlord, (2) the terms and provisions of this Lease have not been changed, except as otherwise represented by Landlord, and (3) Tenant is not in default of this Lease and to Landlord’s knowledge, no facts or circumstances exist that, with the giving of notice or passage of time, or both, would constitute a default under this Lease, except as otherwise represented by Landlord.

(f)                 Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)              Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)              Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by such waiving party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of each party to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)                  Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)                  No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)               No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)                  Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m)            Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n)              Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)              Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord. Notwithstanding the foregoing, Landlord and Tenant agree that if either party so desires to record a memorandum of this Lease, the parties agree that they shall execute a memorandum, in recordable form, specifying the Commencement Date and the Expiration Date hereof and the Premises, Building and Property. Any cost associated with such recording shall be at such requesting party’s expense.

(p)              Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q)              Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(q) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(r)                 Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s)               Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t)                 Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except in accordance and compliance with Laws. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(u)              Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(v)              Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(v), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 25(v). This indemnity provision shall survive termination or expiration of this Lease.

(w)            List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -                                        Outline of Premises

Exhibit B -                                          Description of the Land

Exhibit C -                                          Building Rules and Regulations

Exhibit D -                                         Tenant Finish-Work

Exhibit E -                                           Form of Confirmation of Commencement Date Letter

Exhibit F -                                           Form of Tenant Estoppel Certificate

Exhibit G -                                          Parking

Exhibit H -                                         Renewal Option

Exhibit I -                                              Form of Offer Notice

Exhibit J -                                             Termination Option

26.                               Other Provisions.

(a)               Rent Abatement. Basic Rent shall be conditionally abated during the first six (6) months of the Term. Commencing with the first day of the seventh (7th) month of the Term, Tenant shall make Basic Rent payments as otherwise provided in the Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under the Lease, including without limitation Additional Rent and Tenant’s Proportionate Share of Taxes shall be payable as provided in the Lease, and (b) any increases in Basic Rent set forth in the Lease shall occur on the dates scheduled therefor.

The abatement of Basic Rent provided for in this Section 26(a) is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time during the Term an Event of Default by Tenant occurs, then the abatement of Basic Rent provided for in this Section 26(a) shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rent herein abated.

(b)              Right of First Offer. Subject to renewal or expansion options of other tenants existing as of the date of this Lease, and provided no Event of Default then exists, Landlord shall, prior to offering the same to any party (other than the then-current tenant therein), first offer to lease to Tenant any of the remaining space in the Building (the “Offer Space”) in an “AS-IS” condition; such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the “Offer Notice”). The Offer Notice shall be substantially similar to the Offer Notice attached to this Lease as Exhibit I. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease; however, Tenant shall accept the Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice.

If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant’s right hereunder is a one-time right only), and Landlord may lease all or a portion of the Offer Space to third parties on such terms as Landlord may elect provided that they are not materially more favorable than the terms contained in the Offer Notice (if such standard is not met, the provisions hereof will again be triggered requiring Landlord to deliver the Offer Notice as modified by such materially more favorable terms whereupon the offer and response process described herein shall begin again). Tenant may not exercise its rights under this Section 26 (b) if an Event of Default exists or Tenant is not then occupying the entire Premises. For purposes hereof, if an Offer Notice is delivered for less than all of the Offer Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer Space shall thereafter be excluded from the provisions of this Section 26 (b). In no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Section 26 (b), and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

Tenant’s rights under this Section 26 (b) shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises other than pursuant to a Permitted Transfer, or (iii) less than two (2) full calendar years remain in the initial Term of this Lease unless Tenant has exercised its Renewal Option as set forth in Exhibit H attached hereto (and Tenant shall have the right to accelerate its election to extend the Term to take advantage of the right of first offer set forth herein.

(c)               Back- Up Generator. Landlord hereby acknowledges that Tenant is contemplating the installation of a back-up generator for use by the Premises, and Landlord hereby agrees that Tenant, at Tenant’s cost, shall have the right to install such a generator upon Landlord’s prior written approval of the plans, permits, specifications and proposed location of the generator.  The Generator shall be constructed, installed and maintained at Tenant’s sole cost and expense and in accordance with Section 8 of this Lease, all environmental laws, all Federal, State and local governmental regulations, and any protective covenants affecting the Premises. The Generator shall remain the personal property of Tenant and shall be removed from the Project in accordance with all environmental laws and all Federal, State and local governmental regulations upon the expiration or earlier termination of this Lease. Pursuant to Section 11 (d) of this Lease, Tenant agrees to indemnify Landlord for any and all expense, loss, and liability suffered by Landlord in connection with the installation, maintenance or use of the Generator by Tenant or Tenant’s Affiliates. The indemnity contained in this Section 26 (c) shall survive the expiration or earlier termination of this Lease.

(d)              Tenant’s Access. Subject to force majeure events, casualty, condemnation, emergency, repairs, maintenance, replacements, safety/security precautions and Landlord’s reasonable rules and regulations regarding after-hours entry, Tenant shall have access to the Building and the Premises seven (7) days per week, twenty-four (24) hours per day, every day of the year. Access to the Building other than during “normal business hours” will be subject to such rules and regulations as Landlord reasonably requires. Tenant shall have exclusive access to one loading dock on the first floor of the Building and non-exclusive access to a restroom with showers on the first floor of the Building.

(e)               Americans with Disabilities Act. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant).

(f)                 Landlord Default. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by the Lease) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured.  In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 26(e).  Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Information.  Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Section 12(c) below shall be of no force or effect.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	SFI I, LLC, a Delaware limited liability company

By: iSTAR FINANCIAL. INC., a Maryland corporation

	By:	/s/ Kristen Vance
Kristen Vance
Vice President

TENANT:	OMTOOL, LTD., a Delaware corporation

	By:	/s/ Daniel A. Coccoluto
Daniel A. Coccoluto
Chief Financial Officer

EXHIBIT A
OUTLINE OF PREMISES

OMTOOL
POLYCOM
POLYCOM
OMTOOL
First Floor Plan
COMMON AREA
1st FLOOR
BLUE = OMTOOL
RED = POLYCOM
Construction Legend
Construction Keynotes Legend
Nortel Networks
Broad Band Technology Division
Six Riverside Drive, Andover Research Park
WINTER STREET ARCHITECTS, INC.
First Floor Construction Plan
T-2.1

A-1

Second Floor Plan
Scale: 1/8" = 1'-0"
Second Floor
Ontool Demised
Premises
Construction Legend
Construction Keynotes Legend
Nortel Networks Broad Band Technology Division
Six Riverside Drive, Andover Research Park
Winter Street Architects, Inc.
Second Floor Construction Plan
T-2.2

A-2

EXHIBIT B

DESCRIPTION OF THE LAND

EXHIBIT A

All of the land located in Andover, Essex County, Massachusetts, and shown as Lot C6-1B and Lot C5-1 on a plan entitled “Plan of Land in Andover, Mass.  Scale: 1”=80’ November 3, 1988” drawn by Hayes Engineering, Inc., which plan is duly recorded with Essex County North District Registry of Deeds as Plan No. 11358.

Said land is more particularly bounded and described according to said plan as follows:

Beginning at the southerly most corner of the premises and running N 35°44’47” E, 458.84 feet to a point; thence turning and running N 56°10’03” W, 807.16 feet to a point; thence turning and running S 28°16’10” W along a stone wall, 244.95 feet to a point; thence turning and running S 28°7’55” W along said stone wall, 257.61 feet to a point; thence turning and running S 61°52’05” E, 274 feet to a point; thence turning and running S 61°52’05” E, 62.61 feet to a point on the northeasterly side of Riverside Drive; thence turning and running along said side of Riverside Drive along a curved line having a radius of 60 feet, 138.94 feet to a point; thence turning and running S 62°13’45” E, 315.22 feet to the point and place of beginning.

Said land contains 372,784 square feet or 8.55 acres according to said plan, ±.

There is conveyed herewith, as appurtenant to said premises the right and easement to use, in common with all others entitled thereto, including all abutters thereto and all others to whom the Developer may grant the right, Riverside Drive as shown on said plan (including its extension to River Road as shown on Plan No. 8302 recorded with Essex (N.D.) Deeds on February 15, 1980) for all purposes for which streets and ways are commonly used in the Town of Andover. In addition there is also conveyed herewith the right and easement as appurtenant to said premises to lay, install and maintain in said Riverside Drive, as so extended, utilities, including but not limited to water, gas, electricity and telephone.

B-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1.                                       Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.                                       Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.                                       No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. Except as consented to in writing by Landlord or in accordance with Tenant’s building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

4.                                       Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

5.                                       Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6.                                       Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7.                                       Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8.                                       Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

9.                                       To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

C-1

10.                                 Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenant shall not introduce, disturb or release asbestos or PCB’s into or from the Premises.

11.                                 No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws). The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

12.                                 Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

13.                                 No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

14.                                 Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

15.                                 All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

16.                                 No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

17.                                 Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

C-2

EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE

(Tenant Performs the Work)

1.                                       Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into; provided, however, that Landlord agrees that the Premises will be tendered to Tenant with a watertight roof.

2.                                       Space Plans.

(a)                                  Preparation and Delivery. On or before the tenth day following the date of this Lease (such earlier date is referred to herein as the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by ___________
________________ or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).

(b)                                 Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question.

3.                                       Working Drawings.

(a)                                  Preparation and Delivery. On or before the tenth day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (such earlier date is referred to herein as the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws.

(b)                                 Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten business days (or, in the case of resubmitted working drawings, within five business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.

(c)                                  Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.

4.                                       Contractors; Performance of Work. The Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord’s other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

5.                                       Construction Contracts.

(a)                                  Tenant’s General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and approved by Landlord in a form acceptable to Tenant’s representative for the Work, which shall comply with the provisions of this Section 5 and provide for, among other things, (1) a one-year warranty for all defective Work; (2) a requirement that the contractor maintain general commercial liability insurance of not less than a combined single limit of $5,000,000, naming Landlord, Landlord’s property management company, Landlord’s asset management company, Landlord’s Mortgagee, Tenant, and each of their respective Affiliates as additional insureds; (3) a requirement that the contractor perform the Work in substantial accordance with the Space Plans and the Working Drawings and in a good and workmanlike manner; (4) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (5) those items described in Section 5(b) (collectively, the “Approval Criteria”). Tenant shall present any proposed construction contracts to Landlord, and Landlord shall have three business days to notify Tenant whether it approves the proposed construction contracts. If Landlord disapproves of the proposed construction contracts, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction contracts to correct the objections and resubmit them to Landlord within two business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two business days to notify Tenant whether it approves the revised construction contracts. If Landlord fails to notify Tenant that it disapproves of the construction contracts within three business days after the initial construction contracts or two business days after the revised construction contracts (as the case may be) are delivered to Landlord, then Landlord shall be deemed to have approved the construction contracts.

(b)                                 All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each construction contract shall: (1) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (2) be in a contract form that satisfies the Approval Criteria, (3) require the contractor and each subcontractor to name Landlord, Landlord’s property management company, Landlord’s asset management company, and Tenant as additional insured on such contractor’s insurance maintained in connection with the construction of the Work, (4) be assignable following an Event of Default by Tenant under this Lease to Landlord and Landlord’s Mortgagees, and (5) contain at least a one-year warranty for all workmanship and materials.

6.                                       Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this EXHIBIT D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

7.                                       Definitions. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed in accordance with the Working Drawings so as to allow Tenant to lawfully occupy the Premises, as evidenced by a temporary certificate of occupancy issued by the applicable governmental authority. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed.

8.                                       Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon.

9.                                       Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance.

10.                                 Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $7.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated amount by which the projected Total Construction Costs exceed the amount of the Construction Allowance. Thereafter, Landlord shall pay to Tenant the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Work, fully executed, acknowledged and in recordable form, and (c) the Architect’s certification that the Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 20% of the Construction Allowance, (1) the permanent certificate of occupancy issued for the Premises, (2) Tenant’s occupancy of the Premises, (3) delivery of the architectural “as-built” plan for the Work as constructed (as set forth above) to Landlord’s construction representative (set forth below), and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 30 days following Landlord’s receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an Event of Default by Tenant exists. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within twelve (12) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

11.                                 Construction Management. Landlord or its Affiliate or agent shall have the right to supervise the Work and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to $.20 per rentable square foot of the Premises,

12.                                 Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Paul Amato
c/o iStar Financial Inc.
3840 Preston Ridge Road, Suite 575
Alpharetta, Georgia 30005
Telephone: (678) 339-2012
Telecopy: (678) 339-0101

Tenant’s Representative:	Prism Builders
107 Audubon Road – Building 1
Wakefield, Massachusetts 01880
Attention: M. deVincent
Telephone: (781) 246-1900
Telecopy: (781) 246-0901

13.                                 Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 22 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

_______________, 200_

_________________________

_________________________

_________________________

_________________________

Re:                               Lease Agreement (the “Lease”) dated ________________, 2006, between SFI I, LLC, a Delaware limited liability company (“Landlord”), and Omtool, Ltd., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.                                       Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.                                       Commencement Date. The Commencement Date of the Lease is ______________, 200_.

3.                                       Expiration Date. The Term is scheduled to expire on the last day of the ___th full calendar month of the Term, which date is ________________, 200_.

4.                                       Contact Person. Tenant’s contact person in the Premises is:

________________________________

________________________________

________________________________

Attention:________________________
Telephone:_______________________
Telecopy:________________________

5.                                       Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6.                                       Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

GRUBB & ELLIS

By:
Name:
Title:

Agreed and accepted:

OMTOOL, LTD., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between ________________________, a ___________
_________________, as Landlord, and the undersigned as Tenant, for the Premises on the ____________ floor(s) of the office building located at ___________________, ___________ and commonly known as _______________________, and hereby certifies as follows:

1.                                       The Lease consists of the original Lease Agreement dated as of _____________, 200__ between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.                                       The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.                                       The Term commenced on _____________________, 200_ and the Term expires, excluding any renewal options, on ____________________, 200_, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.                                       Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

5.                                       All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ________________. The current monthly installment of Basic Rent is $______________.

6.                                       All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.                                       As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.                                       No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9.                                       If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly

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formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.                                 There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.                                 Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12.                                 All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ___________________, 200_.

TENANT:
a

By:
Name:
Title:

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EXHIBIT G

PARKING

Tenant shall have the use of one hundred fifty-four (154) undesignated parking spaces in the parking garage/area associated with the Building (the “Parking Area”) during the initial Term subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.

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EXHIBIT H

RENEWAL OPTION

Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the greater of (the “Extended Term Rental Rate”) (i) the prevailing rental rate at the commencement of such extended Term, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account, and (ii) the Basic Rent in effect at the expiration of the original Term. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Extended Term Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extended Term Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Extended Term Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a)                                  Basic Rent shall be adjusted to the Extended Term Rental Rate;

(b)                                 Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(c)                                  Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and

(d)                                 Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during the extended Term (plus all applicable taxes).

If Tenant rejects Landlord’s determination of the Extended Term Rental Rate, upon receipt of Tenant’s objection, Landlord and Tenant shall negotiate for a period of thirty (30) additional days (the “Negotiation Period”) to agree to the Extended Term Rental Rate, with each acting in good faith.  If such negotiations are successful, the rate so negotiated by the parties will be deemed to be the Extended Term Rental Rate for the renewal term.  If such negotiations are not successful, the Extended Term Rental Rate will be determined in accordance with the following arbitration procedure:

Within five (5) days after the expiration of the Negotiation Period, Tenant shall notify Landlord of Tenant’s selection of a real estate broker who shall act on Tenant’s behalf in determining the Extended Term Rental Rate.  After Tenant delivers its notice to Landlord as set forth above, Landlord shall notify Tenant of Landlord’s selection of a real estate broker who shall act on Landlord behalf in determining the Extended Term Rental Rate.  Within twenty (20) days after the selection of Tenant’s and Landlord’s broker, the two (2) brokers shall render a joint written determination of the Extended Term Rental Rate, which joint determination shall be final, conclusive and binding for the renewal term.  If the two (2) brokers are unable to agree upon a joint written determination within said twenty (20) day period, the two brokers shall select a third broker within such twenty (20) day period and shall each submit a determination of the Extended Term Rental Rate to such third broker.  In the event the two brokers cannot agree on a third, Landlord or Tenant may request that the local chapter of the Board of Realtors appoint a party to act as the third broker.  Within ten (10) days after the appointment of the third broker, the third broker shall render a written determination of the Extended Term Rental Rate, which must be either the Landlord’s broker’s determination as submitted or the Tenant’s broker’s determination as submitted, but no other amount and no compromise between the two, with the third broker’s determination being final, conclusive and binding on both parties.  All brokers selected or appointed in accordance with this subparagraph shall have at least ten (10) years prior experience in the commercial office leasing market of the Andover, Massachusetts Market Area.  If either Landlord or Tenant fails or

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refuses to select a broker, the other broker shall alone determine the Extended Term Rental Rate.  Landlord and Tenant agree that they shall be bound by the determination of Extended Term Rental Rate pursuant to this paragraph.  Landlord shall bear the fee and expenses of its broker; Tenant shall bear the fee and expenses of its broker; and Landlord and Tenant shall share equally the fee and expenses of the third broker, if any.

 If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Extended Term Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises other than a Permitted Transfer, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

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EXHIBIT I

FORM OF OFFER NOTICE

[Insert Date of Notice]

BY TELECOPY AND FEDERAL EXPRESS

__________________________________                                                  [TENANT’S ADDRESS]

__________________________________

__________________________________

__________________________________

Re:                               Lease Agreement (the “Lease”) dated _______________, 200_, between ________ Real Estate Limited Partnership, a Delaware limited partnership (“Landlord”), and ___________________, a __________________ (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Pursuant to the Right of First Offer attached to the Lease, enclosed please find an Offer Notice on Suite _________.  The basic terms and conditions are as follows:

LOCATION:	____________________________________

SIZE:	________________ rentable square feet

BASIC RENT RATE:	$_________ per month

TERM:	____________________________________

IMPROVEMENTS:	____________________________________

COMMENCEMENT:	____________________________________

PARKING TERMS:	____________________________________

OTHER MATERIAL TERMS:	____________________________________

Under the terms of the Right of First Offer, you must exercise your rights, if at all, as to the Offer Space on the depiction attached to this Offer Notice within ________ days after Landlord delivers such Offer Notice. Accordingly, you have until 5:00 p.m. local time on _________________, 200_, to exercise your rights under the Right of First Offer and accept the terms as contained herein, failing which your rights under the Right of First Offer shall terminate and Landlord shall be free to lease the Offer Space to any third party. If possible, any earlier response would be appreciated. Please note that your acceptance of this Offer Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Offer Notice including the inclusion of the Offer Space in the Premises; provided, however, that the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Offer Space in the Premises in accordance with this Offer Notice.

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THE FAILURE TO ACCEPT THIS OFFER NOTICE BY (1) DESIGNATING THE “ACCEPTED” BOX, AND (2) EXECUTING AND RETURNING THIS OFFER NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST OFFER, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE OFFER SPACE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS OFFER NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

_________________________________

_________________________________

_________________________________

[please check appropriate box]

ACCEPTED                                ☐

REJECTED                                     ☐

[TENANT’S SIGNATURE BLOCK]

By:
Name:
Title:
Date:

Enclosure [attach depiction of Offer Space]

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EXHIBIT J

TERMINATION OPTION

Landlord hereby grants to Tenant the right to terminate this Lease with or without cause on the following terms and conditions:

Provided that no Event of Default exists at the time Tenant gives notice of its election or on the Effective Termination Date, Tenant shall have a one-time right to terminate the Lease (“Termination Option”) effective as of the end of the seventy-second (72nd) Lease Month of the Term (the “Effective Termination Date”). To exercise the Termination Option, Tenant shall provide Landlord with at least twelve (12) months prior written notice of its exercise of the Termination Option, and shall pay to Landlord at the time it gives such notice one quarter of a termination fee equal to (i) the Unamortized Portion of the Construction Allowance paid by Landlord hereunder, plus (ii) six (6) months Basic Rent at the rate in effect as of the Effective Termination Date. The remainder of such termination fee shall be paid to Landlord on or prior to the Effective Termination Date. The “Unamortized Portion” shall be defined as the amount of principal which would remain unpaid as of the Effective Termination Date with respect to a loan in an original principal amount equal to the portion of the Construction Allowance actually disbursed by Landlord and which is repaid in equal monthly payments of principal and interest using a mortgage-style basis of amortization having a term equal to the initial term of the Lease with an interest at a rate of eight (8%) percent per annum. For example, if Landlord fully disbursed the Construction Allowance of $278,908.00, then the Unamortized Portion as of the Effective Termination Date would equal $227,785.00. Except for a Permitted Transfer, Tenant’s rights under this Exhibit shall terminate if Tenant assigns any of its interest in this Lease or sublets any portion of the Premises.

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